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                                  EXHIBIT 3.1





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                                                                         11835

                            Articles of Incorporation
                                     OF THE

GOLD DEPOSIT MINING & MILLING COMPANY                  [LOGO] Mining Company

United States of America,
State of Utah,

County of    Cache
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     For the purpose of establishing and conducting the business of mining and reduction of ores, the undersigned do hereby associate themselves together by incorporating under and in pursuance of the Laws of the State of Utah, and do declare and agree as follows, that is to say:

                                       I.

     That the said Corporation shall be called and known by the name of GOLD DEPOSIT MINING & MILLING COMPANY and shall be and is formed and organized at Logan, Cache County, State of Utah in which said City shall be located its principal and general office for the transaction of its official, financial, general and commercial business; and the period of its existence shall be fifty years, unless sooner dissolved according to law.

                                       II.

     That the names of the parties in this agreement, who are the Corporators of this Incorporation, and their places of residence respectively, in full, are as follows, to wit:


  Robert  Murdock Sen.        Logan, Cache County, State of Utah
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  Robert Murdock Jr.          Logan, Cache County, State of Utah
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  Haskell Engineering Co.     Salt Lake City, State of Utah
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  William Green               Salt Lake City, State of Utah
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  E. Green                    Salt Lake City, State of Utah
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  J. A. Crockett              Logan, Cache County, State of Utah
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                                      III.

     That the business and pursuit of this Corporation, and the objects for which it is established are, and shall continue to be, to carry on and conduct a general Mining, Milling, Leaching, Concentrating, Ore reducing and Smelting business.

     To examine, prospect and explore, and to work, develop, mine and extract ores and minerals from lands, mines, works, options and claims.

     To erect mills, smelters and reduction works in any suitable place, and also any buildings, tramways, electric power, telegraph or telephone lines, water ditches, pipe lines or works necessary or convenient for the purposes of the company.

     To purchase, or otherwise acquire, ores, and mineral-bearing substances, tailings and concentrates, and to smelt and reduce the same, as well as the ores and products extracted or produced from the property of the Company.

     To acquire any invention, or the right or license to use any invention, capable of being used for any of the purposes of the Company.


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                                       2

     Generally, to purchase, take or lease or in exchange, hire, locate, or otherwise acquire any real and personal property, and any rights or privileges which the Company may think necessary or convenient for the purposes of its business; and in particular, any lands, mines, works, options, claims, buildings, mills, reduction works, water, water rights, ditches, pipe-lines, tramways, electric power, telegraph and telephone lines, licenses, easements and privileges.

     To improve, develop, sell, convey, lease, mortgage, dispose of, turn to account or otherwise deal with all or any part of the property or rights of the Company. To do all such other things as are incidental or conducive to the attainment of the above objects, or any of them.

                                       IV.

     The amount of the Capital Stock of said Corporation shall be One Hundred Thousand ($100,000.00) Dollars, which shall be divided into One Million (1,000,000.00) Shares, of the face or par value of Ten cents each.

                                       V.

         The amount of stock subscribed and taken by each of the Corporators above named, parties to this agreement, is as follows, to wit:


  Robert Murdock Sen.                 315,000.00
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  Robert Murdock Jr.                  163,000.00
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  Haskell Engineering Co.             119,000.00
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  William Green                         1,000.00
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  E. Green                              1,000.00
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  J. A. Crockett                        1,000.00
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  Remaining in the treasury           400,000.00
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                                       VI.

     That the officers of said Company shall be: First, a Board of Five Directors. Second, a President; Third, a Vice-President; Fourth, a Treasurer; Fifth, a Secretary.

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     Said offices of Treasurer and Secretary may be held by the same person.
The President, Vice-President, and Treasurer, shall be Directors.

                                      VII.

     That the qualification of the officers of said Corporation shall be as follows: To be elegible to the office of Director, President, Vice-President or Treasurer, the person must be the owner, as shown by the books of the Corporation, of at least One Thousand shares of the Capital Stock of said Corporation. A person need not be a stockholder of said Corporation to be eligible to the office of Secretary thereof.

     The term of office of said officers of said Corporation shall be one year and until their successors shall be duly elected and qualified, unless sooner resigned or removed, and any vacancy in the Board of Directors may be filled by the remaining members thereof, and any vacancy in any of the other offices may be filled by the Board of Directors until the next regular meeting of the Stockholders, provided, that the following named persons, parties hereto, shall be Directors of said Corporation from the date of incorporation hereof, until their successors shall have been duly elected at the first regular election of said Corporation, as hereinafter provided, and shall have duly qualified, namely:

     Robert Murdock Sen., Robert Murdock Jr., Wm. Green, E. Green and J. A. Crockett and that the said Robert Murdock Sen. shall be President; the said E. Green, Vice-President; the said Robert Murdock Jr., Treasurer, and the said Robert Murdock Jr., Secretary.

     From the date hereof until their successors shall have been duly elected at the first regular (illegible) of officers of said Corporation, as hereinafter provided, and shall have duly qualified.


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                                       3


                                     VIII.

     The first meeting of the stockholders of said Corporation for the election of officers, being the first annual meeting, shall be held as above provided, on the Second day of January 1917, and it is hereby provided, that a failure to hold said last named meeting, or any annual meeting of the stockholders of said Corporation, at the day appointed, shall not forfeit or in any way interfere with the corporate rights acquired under this agreement, but any such meeting may be held at any subsequent time upon call and giving notice as provided by law. Such notice must specify the purpose or purposes for which any special meeting is called. No notice shall be required of stated or annual meetings.

                                       IX.

     That any or either of the officers of said Corporation may be removed by the holders of a majority of the capital stock of said Corporation voting therefor at a stockholders' meeting, duly called and held to consider the question of such removal, and any or either of said officers may resign by filing a written resignation in the general office of said Corporation.

                                       X.

     That three members of the entire Board of Directors, provided in Article VI of this Agreement, shall constitute a quorum thereof, and be authorized to transact the business of said Corporation, and exercise its corporate powers.

                                       XI.

     That the private property of the stockholders shall not be liable for the debts or obligations of said Corporation.

                                      XII.

     That said Corporation shall, and hereby does, purchase, take, receive and hold the following described mining property, with appurtenances, privileges and franchises, situated in The Battle Mountain Mining District, Lander County, State of Nevada, in full payment of and for the Six Hundred Thousand (600,000.) shares of the Capital Stock of the Corporation, issued in pursuance to this agreement, to wit: The Greenwitch, the Gold Flake, the Seal, the Hardy, the Silver Dipper, the Carbonate Hill, the Gold Metal, the Triangle, the Republic, lode mining claims, and undivided one half interest in, to and of the Buzzard Lode Mining Claim, all situate in said Battle Mountain Mining District.


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   STATE OF UTAH  )
  COUNTY OF CACHE ) ss.

     Robert Murdock Sen. and Robert Murdock Jr. and John A. Crockett being first severaly duly sworn, each for himself says: That they and each of them are parties to the foregoing Articles of Agreement for the incorporation of the Gold Deposit Mining & Milling Company: That all of the said incorporators are residents of the State of Utah: That it is bona fide their intention to commence and carry on the business mentioned in said agreement: That affiants, and each of them, verily believe that each and all parties to said agreement have paid the full amount of the stock subscribed for by them, and each of them respectively, in manner and form as therein set forth, and that the full par value of said Capital Stock has been paid in manner and form as set forth in said agreement, and that all the statements made in said agreement are true.

                                              /s/ Robert Murdock
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                                              /s/ Robert Murdock Jr.
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                                              /s/ John A. Crockett
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     Subcribed and sworn to before me this 12th day of April, [illegible]


[SEAL]                                        /s/ [illegible]
                                              ------------------------------
                                                             Notary Public
My Commission expires  March 15th, 1920


   STATE OF UTAH  )
  COUNTY OF CACHE ) ss.

     On the 16th day of April A.D. 1916 personally appeared before me Robert Murdock Sen. and Robert Murdock Jr., the signers of the above investment, who duly acknowledged to me that they executed the same.

[SEAL]                                        /s/ [illegible]
                                              ------------------------------
                                                             Notary Public
My Commission expires  March 15th, 1920

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STATE OF UTAH   )
COUNTY OF CACHE ) ss.

     I, the undersigned County Clerk, in and for the County of Cache, State of Utah, do hereby certify that the foregoing is a full, true and correct copy of the Articles of Incorporation of the Gold Deposit Mining and Milling Company and the oath of affirmation of the Incorporators, and I further certify that the said corporation has duly filed in my office the Articles of Incorporations, together with the oath of affirmation of the incorporators and oath of office of each officer, as required by Chapter 1 of Title 14, Complied Laws of Utah, 1907.

     In witness whereof I have hereunto set my hand and affixed my official seal this 24 day of April A.D. 1916.


                                              /s/ [illegible]
                                              -------------------------------
                                                                 County Clerk


                                            By /s/ [illegible]
                                              -------------------------------
                                                                Deputy Clerk


[SEAL]